Exhibit 5.1

Our ref:	1062033/0004/S163166

29 October 2020
G Medical Innovations Holdings Ltd. PO Box 10008, Willow House Cricket Square, Grand Cayman KY1-1104 Cayman Islands

Dear Sirs

G Medical Innovations Holdings Ltd. (the “Company”)

We have acted as Cayman Islands legal counsel to the Company in connection with a registration statement, as amended, on Form F-1, provided to us as filed by the Company with the United States Securities and Exchange Commission (the “Registration Statement”) (which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the offering by the Company of:

(i)	up to 5,000,000 ordinary shares, par value US$0.018 each in the capital of the Company;

(ii)	up to 750,000 ordinary shares, par value US$0.018 each in the capital of the Company issuable upon exercise of an over-allotment option granted to several underwriters for whom Boustead Securities, LLC are acting as representative (the “Underwriter”); and

(iii)	up to 115,000 ordinary shares, par value US$0.018 each in the capital of the Company underlying warrants issuable to the Underwriter or its permitted designees upon exercise of such warrants;

(collectively, the “Ordinary Shares”).

This Opinion is given only on the laws of the Cayman Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the Cayman Islands. We express no opinion as to matters of fact or, unless expressly stated otherwise, the commercial terms of, or veracity of any representations or warranties given in or in connection with any of the documents set out in Section 2.

Carey Olsen Singapore LLP (Registration No. T15LL1127K) is a limited liability partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A)

In giving this Opinion we have reviewed originals, copies, drafts, and certified copies of the documents set out in Section 2. This Opinion is given on the basis that the assumptions set out in Section 3 (which we have not independently investigated or verified) are true, complete and accurate in all respects. In addition, this Opinion is subject to the qualifications set out in Section 4.

1.	Opinions

When the issue of Ordinary Shares has been recorded in the Company’s register of members and the subscription price of such Ordinary Shares (being not less than the par value of the Ordinary Shares) has been fully paid, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

2.	Documents Reviewed

The documents listed in this Section 2 are the only documents and/or records we have examined and relied upon and the only searches and enquiries we have carried out for the purposes of this Opinion.

(a)	The certificate of incorporation dated 21 August 2014 and the certificate of incorporation on change of name of the Company dated 28 December 2016, the amended and restated memorandum and articles of association (the “Memorandum and Articles”) as adopted on 29 October 2020, and the Register of Directors, in each case, of the Company.

(b)	The Registration Statement (which includes a draft of the prospectus (the “Prospectus”)) as filed with United States Securities and Exchange Commission on 29 October 2020.

(c)	An extract containing resolutions passed an extraordinary general meeting of the Company 29 October 2020.

(d)	Minutes of a meeting of the Company’s board held on 22 October 2020, and a signed confirmation certificate to us from the Company provided on 29 October 2020.

3.	Assumptions

We have assumed: (a) the authenticity, accuracy and completeness of all documents supplied to us, whether as originals or copies and of all factual representations expressed in or implied by the documents we have examined; (b) that where we have been provided with a document in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft version of the document provided to us and, where a document has been reviewed by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen; (c) the Memorandum and Articles remain in full force and effect and are unamended; (d) that the applicable definitive purchase, underwriting, warrant or similar agreements in respect of such issuance (the “Issuance Documents”) will be duly executed and delivered by or on behalf of the Company and all other parties thereto; (e) the full power (including both capacity and authority), legal right and good standing of each of the parties (other than the Company as a matter of Cayman law) to the Issuance Documents to execute, date, unconditionally deliver and perform their obligations under the Issuance Documents; (f) that the applicable Issuance Documents relating to any Ordinary Shares to be offered and sold will constitute legal, valid and binding obligations, enforceable in accordance with their terms of each of the parties (other than the Company as a matter of Cayman law); (g) save for the Memorandum and Articles, there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions contemplated by the Registration Statement; (h) that the issuance and sale of and payment for the Ordinary Shares, or exercise of warrants in respect of the Ordinary Shares, will be in accordance with the applicable Issuance Documents and the Registration Statement (including the Prospectus set forth therein and any applicable supplement thereto); (i) that no party is aware of any improper purpose for the issue of the Ordinary Shares; (j) no law or regulation of any jurisdiction other than the Cayman Islands qualifies or affects this Opinion; (k) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the United States Securities and Exchange Commission; and (l) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this Opinion.

4.	Qualifications

This Opinion is subject to the following qualifications:

(a)	The register of members of a Cayman Islands company provides prima facie evidence of the legal ownership of registered shares in a company. No purported creation or transfer of legal title to Ordinary Shares is effective until the register of members is updated accordingly. However, an entry in the register of members may be subject to rectification (for example, in the case of fraud or manifest error).

(b)	Any issue of Ordinary Shares that takes place after the commencement of the winding up of the Company is void unless consented to by the liquidator (in the case of a voluntary winding up of the Company) or the courts of the Cayman Islands (in the case of a court-supervised winding up of the Company).

(c)	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar within the time frame prescribed by law.

This Opinion (and any obligations arising out of or in connection with it) is given on the basis that it shall be governed by and construed in accordance with the current law and practice in the Cayman Islands. By relying on the opinions set out in this Opinion the addressee(s) hereby irrevocably agree(s) that the courts of the Cayman Islands are to have exclusive jurisdiction to settle any disputes which may arise in connection with this Opinion.

We are furnishing this Opinion as exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the United States Securities Act of 1933, as amended (the “Securities Act”) or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

Yours faithfully

Carey Olsen Singapore LLP